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
                       TEXAS LIQUIDS, LLC
                        Income Statement
                  Period Ended March 31, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                                                                                                        Quarter
                                                                                                        -------
 Revenues                                                                                      $ 16.9
                                                                                                     -----
 Operating expenses
  Cost of sales                                                    16.2
  Selling, general and administrative                               0.6
                                                                                                     -----
                   Total operating expenses                                                           16.8
                                                                                                     -----
 Net income                                                      $  0.1
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